EXHIBIT 10.1

AMENDMENT NO. 2 TO SHARE PURCHASE AGREEMENT

This Amendment No. 2 to the Share Purchase Agreement (this “Amendment”), dated as of July 29, 2026 (the “Amendment No. 2 Effective Date”), is entered into by and among Sadot Group Inc., a Nevada corporation (the “Buyer”), Shrvan Kumar Yadav, an individual residing in Dubai, United Arab Emirates (the “Seller”), and Anira Consulting FZC, a company incorporated and registered in the Sharjah Publishing City Free Zone, Sharjah, United Arab Emirates, with commercial registration number (“Anira”), and, together with the Buyer and the Seller, the “Parties”).

RECITALS

WHEREAS, the Buyer and the Seller entered into that certain Share Purchase Agreement dated June 2, 2026 (the “SPA”), pursuant to which the Buyer agreed to acquire from the Seller all of the issued and outstanding shares (the “Sale Shares”) of Anira (referred to in the SPA as the “Target Company”), for an aggregate purchase price of USD $12,000,000;

WHEREAS, the SPA was amended by that certain Amendment to Share Purchase Agreement dated as of June 8, 2026 (the “First Amendment” and, together with the SPA, the “Agreement”), pursuant to which, among other things, (i) the Series B Preferred Stock of the Buyer issuable thereunder was made non-convertible and (ii) the Convertible Promissory Note was replaced with a non-convertible promissory note in the aggregate principal amount of USD $5,000,000 (the “Promissory Note”);

WHEREAS, the Closing under the Agreement occurred on June 2, 2026, the date of the SPA, on which date the Buyer issued: (i) 135,000 shares of common stock of the Buyer, valued at USD $405,000; (ii) shares of Series B Non-Convertible Preferred Stock of the Buyer, representing a value of USD $6,595,000; and (iii) the Promissory Note in the aggregate principal amount of USD $5,000,000;

WHEREAS, the Sale Shares have not been transferred to the Buyer, and the Parties acknowledge that the Buyer has not acquired, and does not intend to acquire, the share capital, employees, customers, customer or supplier relationships or contracts, accounts receivable, trading positions, credit lines or banking facilities, facilities, workforce, or business operations of Anira;

WHEREAS, the Seller is the sole legal and beneficial owner of one hundred percent (100%) of the issued and outstanding share capital of Anira, and Anira owns and operates the TradeOS Platform (as defined below) and the “Tradewell” name and related Intellectual Property;

WHEREAS, the Parties desire that Anira become a party to the Agreement, and desire to amend and restructure the transactions contemplated by the Agreement so that the Buyer acquires only the TradeOS Platform, the related Intellectual Property, and the “Tradewell” name and marks (collectively, as defined below, the “Purchased Assets”), and not the Sale Shares or any business of Anira;

WHEREAS, the Seller desires to designate and assign to Anira all of the consideration issued and issuable under the Agreement, so that Anira, as the owner of the Purchased Assets, receives the entire Purchase Price; and

WHEREAS, in connection with such restructuring, the Parties have agreed to reduce the aggregate principal amount of the Promissory Note by USD $500,000, from USD $5,000,000 to USD $4,500,000, thereby reducing the aggregate Purchase Price from USD $12,000,000 to USD $11,500,000.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement. All references in the Agreement to the “Target Company” shall be deemed references to Anira.

2. Joinder of Anira as a Party. Anira hereby joins, and is hereby made a party to, the Agreement, as amended by this Amendment, and agrees to be bound by, and entitled to the benefit of, all of the terms and provisions of the Agreement applicable to it, including, without limitation, as the transferor of the Purchased Assets, as the recipient of the consideration designated and assigned to it pursuant to Section 8 of this Amendment, and as a maker of the representations and warranties set forth in Section 9 of this Amendment. All references in the Agreement to the “Parties” shall be deemed to include Anira.

3. Restructuring of the Transaction as an Acquisition of Assets Only.

(a) No Purchase or Sale of Sale Shares. Notwithstanding anything to the contrary in the Agreement, the Buyer shall not purchase, and the Seller shall not sell, transfer, or deliver, the Sale Shares or any share capital or equity interest in Anira. All provisions of the Agreement providing for, requiring, or otherwise relating to the sale, purchase, transfer, or delivery of the Sale Shares are hereby deleted and shall be of no further force or effect. For the avoidance of doubt, no Sale Shares have been transferred to the Buyer, and to the extent any transfer or purported transfer of Sale Shares has been made or recorded, such transfer is hereby rescinded and shall be deemed void ab initio. The Seller is, and shall remain, the sole legal and beneficial owner of one hundred percent (100%) of the issued and outstanding share capital of Anira.

(b) Purchase and Sale of the Purchased Assets; Effective as of the Closing Date. In lieu of the purchase and sale of the Sale Shares, and in consideration of the Purchase Price (as reduced pursuant to Section 6 of this Amendment), Anira and the Seller hereby sell, convey, assign, transfer, and deliver to the Buyer, and the Buyer hereby purchases and accepts from Anira and the Seller, all right, title, and interest in and to the Purchased Assets, free and clear of all Encumbrances. The purchase and sale of the Purchased Assets shall be deemed to have occurred, and to be effective for all purposes, as of the Closing Date (as defined in Section 7(a) of this Amendment), being June 2, 2026, the date of the SPA.

(c) Construction; References. The Agreement is hereby amended such that all references therein to the purchase and sale of the “Sale Shares” shall be construed, mutatis mutandis, as references to the purchase and sale of the Purchased Assets, and the Agreement may hereafter be referred to as the “Asset Purchase Agreement.” All provisions of the Agreement that by their terms are applicable solely to the acquisition of the share capital of Anira (including, without limitation, Sections 3.2(a) through (d) (share transfer forms, share certificates, director resignations, and corporate books and records), Section 3.3(d) (registration of the Buyer as owner of the Sale Shares), and Sections 4.1(b) and 4.1(d) (ownership of Sale Shares and capitalization of the Target Company)) are hereby deleted.

4. Amendments to Article 1 (Definitions). Article 1 of the Agreement is hereby amended by adding the following definitions:

“TradeOS Platform” means the proprietary, enterprise-grade Commodity Trading and Risk Management (“CTRM”) technology platform known as “TradeOS,” owned and operated by Anira and purpose-built for physical commodity trading houses, comprising eleven (11) fully connected and integrated modules covering: (i) real-time dashboard with P&L and Value-at-Risk monitoring; (ii) trade capture for physical and paper trades; (iii) position management with mark-to-market valuation; (iv) risk management, including VaR models and stress testing; (v) counterparty management with KYC, credit limits, and real-time sanctions screening; (vi) logistics, including vessel tracking, demurrage, and bill of lading management; (vii) documentary trade, covering Letters of Credit and SWIFT messaging; (viii) hedging, with IFRS 9 hedge accounting and effectiveness testing; (ix) treasury, including cash flow, FX, and payment approvals; (x) accounting, with IFRS journals, trial balance, and ERP export; and (xi) regulatory compliance, covering EMIR, CFTC, and MiFID II reporting; in each case operating on a straight-through processing (STP) model whereby a single trade entry flows automatically through every downstream module in real time, together with all versions, releases, updates, upgrades, enhancements, improvements, and derivative works thereof.

“Intellectual Property” means all intellectual property and proprietary rights of any kind, anywhere in the world, including: (i) patents and patent applications; (ii) trademarks, service marks, trade names, trade dress, logos, and domain names, together with all goodwill associated therewith; (iii) copyrights and copyrightable works, including software, source code, object code, algorithms, application programming interfaces, databases, data models, and documentation; (iv) trade secrets, know-how, methods, processes, and technical information; and (v) all registrations, applications, renewals, and extensions of any of the foregoing, and all rights to sue for past, present, and future infringement thereof.

“Purchased Assets” means: (i) the TradeOS Platform; (ii) all Intellectual Property owned by, or licensed to, Anira or the Seller that is embodied in, used in, or necessary for the operation of the TradeOS Platform, including all source code, object code, databases, technical documentation, user manuals, and development materials; (iii) the “Tradewell” name and all trademarks, service marks, trade names, logos, and domain names incorporating or associated with the “Tradewell” or “TradeOS” names, together with all goodwill appurtenant solely to such marks and names; and (iv) the assets further described on Schedule 1 to Amendment No. 2. For the avoidance of doubt, the Purchased Assets do not include any Excluded Assets.

“Excluded Assets” means all assets, properties, and rights of the Seller and Anira other than the Purchased Assets, including, without limitation: (i) the Sale Shares and all share capital or equity interests of Anira; (ii) all cash, cash equivalents, bank accounts, and securities; (iii) all accounts receivable, Company Receivables, and Company Revenues; (iv) all customer contracts, customer lists, customer relationships, and supplier relationships; (v) all trading positions, trade books, commodity inventories, and credit lines or banking facilities; (vi) all employees, employment agreements, and workforce; (vii) all real property, leaseholds, facilities, and tangible personal property (other than tangible embodiments of the Purchased Assets); (viii) all permits, licenses, registrations, and corporate records of Anira; and (ix) all goodwill of Anira other than goodwill appurtenant solely to the marks and names included in the Purchased Assets.

5. Acquisition of Assets Only; No Acquisition of a Business.

(a) The Parties acknowledge and agree that the Buyer is acquiring only the Purchased Assets and is not acquiring, and shall not be deemed to have acquired, directly or indirectly: (i) any employees or organized workforce of the Seller or Anira; (ii) any customers, customer lists, customer contracts, or customer relationships; (iii) any supplier or vendor relationships or contracts; (iv) any accounts receivable, revenues, or revenue-producing activities; (v) any market distribution systems, sales forces, or operating rights; (vi) any facilities or physical operations; or (vii) any other elements of the business of the Seller or Anira.

(b) The Buyer shall not assume, and shall not be liable or responsible for, any liability or obligation of the Seller or Anira of any kind, whether known or unknown, accrued, absolute, contingent, or otherwise, including, without limitation, the Priority Obligations and the Software Payment Obligations, all of which shall be retained by the Seller and Anira, as applicable.

(c) The Parties acknowledge and agree that the transactions contemplated by the Agreement, as amended by this Amendment, constitute the acquisition of assets only, and are not intended to constitute, and in the good-faith judgment of the Parties do not constitute, the acquisition of a “business” within the meaning of Rule 11-01(d) of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”) or a business combination within the meaning of ASC 805, and the Buyer’s financial statement and reporting obligations under applicable SEC rules and regulations, including Rule 3-05 of Regulation S-X and Item 2.01 of Form 8-K, shall be determined accordingly.

6. Amendments to Article 2 (Purchase Price and Consideration).

(a) Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

“2.1 Purchase Price. The aggregate Purchase Price for the Purchased Assets shall be USD $11,500,000, to be satisfied entirely and exclusively by (i) the Consideration Shares in the aggregate amount of USD $7,000,000 and (ii) the Promissory Note in the aggregate principal amount of USD $4,500,000, in each case as set forth in this Article 2. No cash consideration shall be payable by the Buyer.”

(b) Common Share Consideration. The Parties acknowledge that the Buyer has previously issued the 135,000 Common Shares constituting the Common Share Consideration, valued at USD $405,000, and agree that such Common Shares are and shall be deemed to have been issued as consideration for the Purchased Assets and shall remain outstanding in accordance with their terms, subject to the designation and assignment to Anira set forth in Section 8 of this Amendment.

(c) Preferred Share Consideration. The Parties acknowledge that the Buyer has previously issued the Preferred Shares constituting the Preferred Shares Consideration, representing a value of USD $6,595,000, and agree that such Preferred Shares are and shall be deemed to have been issued as consideration for the Purchased Assets and shall remain outstanding in accordance with their terms, as non-convertible in accordance with the First Amendment and the amended Certificate of Designation, subject to the designation and assignment to Anira set forth in Section 8 of this Amendment.

(d) Section 2.3 of the Agreement (as amended and restated by the First Amendment) is hereby further amended and restated in its entirety as follows:

“2.3 Promissory Note Consideration. The Buyer shall issue to Anira the Promissory Note (the “Promissory Note Consideration”) in the aggregate principal amount of USD $4,500,000. The Promissory Note shall not be convertible into shares of common stock of the Buyer, shall bear no interest, and shall mature on June 2, 2028.”

(e) Reduction of Promissory Note; Amended and Restated Note. The aggregate principal amount of the Promissory Note issued at Closing is hereby reduced by USD $500,000, from USD $5,000,000 to USD $4,500,000, without any payment, premium, or penalty. Promptly following the Amendment No. 2 Effective Date (and in any event within five (5) Business Days), the Buyer shall execute and deliver to Anira, as assignee of the Seller pursuant to Section 8 of this Amendment, an Amended and Restated Promissory Note in the principal amount of USD $4,500,000, payable to Anira as holder, substantially in the form attached hereto as Exhibit B-2 (the “Amended and Restated Note”). Upon execution and delivery of the Amended and Restated Note, the existing Promissory Note shall be deemed cancelled, terminated, and of no further force or effect, and shall be surrendered to the Buyer. The Amended and Restated Note is issued in substitution for, and not in payment, satisfaction, or novation of, the existing Promissory Note.

7. Closing; Closing Date; Amendments to Article 3.

(a) Section 3.1 of the Agreement is hereby amended and restated in its entirety as follows:

“3.1 Closing; Closing Date. The Parties acknowledge and agree that the Closing occurred on June 2, 2026, the date of this Agreement, by virtual exchange of electronically executed documents, and that, for all purposes of this Agreement, the “Closing Date” is, and shall be deemed to be, June 2, 2026. The purchase and sale of the Purchased Assets shall be deemed effective as of the Closing Date.”

(b) Section 3.2 of the Agreement is hereby amended and restated in its entirety as follows:

“3.2 Deliverables of the Seller and Anira. The Seller and Anira shall deliver to the Buyer: (a) one or more duly executed instruments of assignment, conveyance, and transfer, in form and substance reasonably satisfactory to the Buyer, effecting and confirming the sale, assignment, and transfer to the Buyer, effective as of the Closing Date, of all right, title, and interest in and to the Purchased Assets, free and clear of all Encumbrances, including an intellectual property assignment agreement and, as applicable, trademark and domain name assignments; (b) complete and current copies of all source code, object code, databases, build environments, access credentials, and technical and user documentation for the TradeOS Platform; and (c) such other documents and instruments as the Buyer may reasonably request to vest in the Buyer good and valid title to the Purchased Assets.”

The Parties acknowledge that the Buyer’s obligations under Section 3.3(a) and (b) of the Agreement were satisfied at the Closing by the issuance of the Common Share Consideration, the Preferred Shares Consideration, and the Promissory Note, subject to the delivery of the Amended and Restated Note pursuant to Section 6(e) of this Amendment.

8. Designation and Assignment of All Consideration to Anira.

(a) Designation. Pursuant to Section 2.6 of the Agreement, the Seller hereby irrevocably designates Anira as the sole Designated Recipient of all of the consideration issued and issuable under the Agreement, including the Common Share Consideration, the Preferred Shares Consideration, and the Promissory Note Consideration, and the Buyer hereby acknowledges and consents to such designation.

(b) Assignment of Previously Issued Consideration. To the extent that any of the Common Share Consideration, the Preferred Shares Consideration, or the Promissory Note has heretofore been issued to, or registered in the name of, the Seller or any person other than Anira, the Seller hereby irrevocably assigns, transfers, and conveys to Anira all of the Seller’s right, title, and interest in and to (i) the 135,000 Common Shares constituting the Common Share Consideration, (ii) all shares of Series B Non-Convertible Preferred Stock constituting the Preferred Shares Consideration, and (iii) the Promissory Note (and, upon issuance, the Amended and Restated Note), in each case free and clear of all Encumbrances, such that Anira, as the owner of the Purchased Assets, receives the entire Purchase Price.

(c) Mechanics. The Seller and Anira shall promptly execute and deliver such stock powers, assignment instruments, transfer agent documentation, and investment representation letters as the Buyer, its transfer agent, or its counsel may reasonably require to register the Consideration Shares in the name of Anira and to issue the Amended and Restated Note in the name of Anira, in each case in compliance with applicable federal and state securities laws. Anira hereby makes, as of the Closing Date and as of the Amendment No. 2 Effective Date, the representations and warranties set forth in Section 4.1(q) of the Agreement (Accredited Investor Status and Investment Sophistication), mutatis mutandis, as if Anira were the “Seller” thereunder.

9. Amendments to Article 4 (Representations and Warranties). Article 4 of the Agreement is hereby amended by adding the following as new Section 4.1(r), which representation and warranty is made jointly and severally by the Seller and Anira:

“(r) Title to Purchased Assets; Intellectual Property. Anira and/or the Seller own all right, title, and interest in and to the Purchased Assets, free and clear of all Encumbrances. Anira exclusively owns the TradeOS Platform and all Intellectual Property included in the Purchased Assets, and no license fees, royalties, or other amounts are or will be payable by the Buyer to any third party in respect of the Buyer’s ownership or use of the Purchased Assets. The Purchased Assets do not infringe, misappropriate, or otherwise violate the intellectual property rights of any third party, and there is no claim, action, or proceeding pending or, to the knowledge of the Seller or Anira, threatened alleging any of the foregoing. Upon delivery of the instruments of assignment contemplated by Section 3.2, the Buyer will have acquired good and valid title to the Purchased Assets, free and clear of all Encumbrances, effective as of the Closing Date.”

The representations and warranties of the Seller in Article 4 of the Agreement shall be deemed made, mutatis mutandis, by the Seller and Anira, jointly and severally, with respect to the Purchased Assets and the transactions as restructured by this Amendment.

10. Deletion of Article 5A (Cash Waterfall). Because the Buyer will not acquire the share capital of, or own or control, Anira, Article 5A of the Agreement (Cash Waterfall and Priority Application of Company Revenues) is hereby deleted in its entirety and shall be of no force or effect, and the definitions of “Company Receivables,” “Company Revenues,” “Priority Obligations,” “Restricted Distribution,” and “Software Payment Obligations,” and all references thereto in the Agreement, are hereby deleted; provided, that nothing in this Section 10 shall be construed as an assumption by the Buyer of any liability or obligation of Anira, all of which are retained by Anira and the Seller as set forth in Section 5(b) of this Amendment. Section 5.1 of the Agreement (Pre-Closing Covenants) is hereby amended such that the covenants therein apply to the Purchased Assets rather than to the Sale Shares or Anira generally.

11. Amendments to Article 6 (Indemnification). Section 6.2 of the Agreement is hereby amended such that the indemnification obligations of the Seller thereunder are the joint and several obligations of the Seller and Anira, and clause (iii) thereof shall refer to claims by third parties in respect of the Purchased Assets (in lieu of the Sale Shares or the Target Company). Section 6.5(b) of the Agreement is hereby amended such that the maximum aggregate liability of the Seller and Anira under Article 6 shall not exceed fifteen percent (15%) of the Purchase Price as reduced by this Amendment (being USD $1,725,000), except for claims arising from Fundamental Representations, fraud, or willful misconduct, which shall not be subject to the Cap. The definition of “Fundamental Representations” shall be deemed to include Section 4.1(r) (Title to Purchased Assets; Intellectual Property).

12. Registration Rights. For the avoidance of doubt, Section 5.3 of the Agreement (Registration Rights) shall continue in full force and effect with respect to the Consideration Shares, as modified by the First Amendment, and shall inure to the benefit of Anira as the Designated Recipient and holder of the Consideration Shares.

13. Exhibits and Schedules. Exhibit B-1 to the Agreement (Form of Promissory Note) is hereby replaced with the form of Amended and Restated Promissory Note attached hereto as Exhibit B-2. Schedule 1 attached hereto (Description of Purchased Assets) is hereby added to, and incorporated in, the Agreement.

14. Ratification. Except as expressly amended by this Amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. In the event of any conflict between this Amendment and the Agreement (including the First Amendment), this Amendment shall control.

15. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of laws principles, and shall be subject to the jurisdictional provisions of Section 7.1 of the Agreement.

16. Further Assurances. Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate to carry out the intent and purposes of this Amendment, including the assignment and transfer of the Purchased Assets to the Buyer and the registration of the Consideration Shares and the Amended and Restated Note in the name of Anira.

17. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures (including DocuSign) shall be deemed valid and binding.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment No. 2 Effective Date.

BUYER:

SADOT GROUP INC.

By: /s/ Haggai Ravid

Name: Haggai Ravid

Title: Chief Executive Officer

SELLER:

/s/ Shrvan Kumar Yadav

Shrvan Kumar Yadav

Emirates ID No.:

ANIRA:

ANIRA CONSULTING FZC

By: /s/ Shrvan Kumar Yadav

Name: Shrvan Kumar Yadav

Title: [Authorized Signatory]

EXHIBIT B-2

FORM OF AMENDED AND RESTATED PROMISSORY NOTE

AMENDED AND RESTATED PROMISSORY NOTE

USD $4,500,000

Original Issuance Date: June 2, 2026

Amendment and Restatement Date: July [___], 2026

Maturity Date: June 2, 2028

FOR VALUE RECEIVED, Sadot Group Inc., a Nevada corporation (the “Maker”), with its principal office at 295 E. Renfro Street, Suite 300, Burleson, Texas 76028, hereby promises to pay to Anira Consulting FZC, a company incorporated and registered in the Sharjah Publishing City Free Zone, Sharjah, United Arab Emirates, or its registered assigns (the “Holder”), the principal sum of Four Million Five Hundred Thousand United States Dollars (USD $4,500,000) (the “Principal Amount”) on the Maturity Date (as defined below), or such earlier date as the Principal Amount may become due and payable hereunder, in accordance with the terms of this Amended and Restated Promissory Note (this “Note”).

This Note amends, restates, replaces, and supersedes in its entirety that certain Promissory Note dated June 2, 2026, in the original principal amount of USD $5,000,000, issued by the Maker to Shrvan Kumar Yadav (the “Original Holder”) (the “Original Note”), pursuant to that certain Share Purchase Agreement dated June 2, 2026, between the Maker and the Original Holder, as amended by that certain Amendment to Share Purchase Agreement dated as of June 8, 2026 and that certain Amendment No. 2 to Share Purchase Agreement dated as of July [___], 2026 (“Amendment No. 2”) (as so amended, the “SPA”), and is the “Promissory Note” referenced therein. Pursuant to Amendment No. 2, (i) the Original Holder has irrevocably designated the Holder as the sole Designated Recipient of, and has assigned to the Holder all of the Original Holder’s right, title, and interest in and to, the Original Note, and (ii) the principal amount of the Original Note has been reduced from USD $5,000,000 to USD $4,500,000 without any payment, premium, or penalty. This Note is issued in substitution for, and not in payment, satisfaction, or novation of, the Original Note, which is hereby cancelled. Capitalized terms used but not defined herein shall have the meanings given to them in the SPA. This Note is not convertible into shares of capital stock of the Maker, and any reference herein or in the SPA to conversion or convertibility shall be disregarded.

1. Interest. This Note shall bear interest at the rate of zero percent (0%) per annum. No interest shall accrue or be payable on the Principal Amount.

2. Maturity. The entire unpaid Principal Amount shall be due and payable in full on June 2, 2028 (the “Maturity Date”), unless earlier paid in accordance with the terms hereof.

3. Prepayment at Option of Maker. The Maker may, at its sole option and discretion, prepay all or any portion of the outstanding Principal Amount at any time prior to the Maturity Date upon not less than five (5) Business Days’ prior written notice to the Holder. The amount payable upon any such prepayment (the “Prepayment Amount”) shall be equal to the portion of the Principal Amount being prepaid multiplied by (1 – Discount Percentage). The “Discount Percentage” shall equal the number of full calendar months remaining between the date of prepayment and the Maturity Date multiplied by one percent (1%). By way of example, if the entire Principal Amount is prepaid at a time when twenty (20) full calendar months remain until the Maturity Date, the Discount Percentage will be twenty percent (20%), so that the Prepayment Amount for the full Principal Amount shall be USD $3,600,000. Any partial prepayment shall be applied first to the portion of the Principal Amount being prepaid. Upon payment of the Prepayment Amount, the corresponding portion of this Note shall be cancelled and of no further force or effect.

4. Intentionally Omitted.

5. Events of Default. The occurrence of any of the following shall constitute an “Event of Default”: (i) the Maker fails to pay any amount when due hereunder; (ii) the Maker breaches any material covenant or agreement contained in this Note or the SPA; or (iii) the Maker becomes subject to bankruptcy, insolvency, or similar proceedings. Upon an Event of Default, the Holder may declare the entire Principal Amount immediately due and payable.

6. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of laws principles. Any dispute shall be subject to the exclusive jurisdiction of the state and federal courts located in Carson City, Nevada, as provided in the SPA.

7. Miscellaneous. The provisions of Section 7 of the Original Note (Miscellaneous), including, without limitation, the provisions thereof addressing amendments and waivers, severability, successors and assigns, notices, headings, counterparts and electronic execution, further assurances, no waiver and cumulative remedies, costs and expenses, conflict with the SPA, no third-party beneficiaries, and restricted securities, are incorporated herein by reference, mutatis mutandis, and shall apply to this Note (with all references to the “Holder” therein being deemed references to Anira Consulting FZC) as if set forth in full herein; provided, that all references therein to conversion, Conversion Shares, or the reservation of shares for conversion are hereby deleted.

IN WITNESS WHEREOF, the Maker has caused this Amended and Restated Promissory Note to be duly executed as of the Amendment and Restatement Date first above written.

SADOT GROUP INC.

By:
Name:	Haggai Ravid
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:
ANIRA CONSULTING FZC, as Holder

By:
Name:	Shrvan Kumar Yadav
Title:	[Authorized Signatory]

ACKNOWLEDGED AND AGREED (as Original Holder, with respect to the assignment, cancellation, and substitution of the Original Note):

______________________________

Shrvan Kumar Yadav

SCHEDULE 1

DESCRIPTION OF PURCHASED ASSETS

1. The TradeOS Platform. The proprietary, enterprise-grade Commodity Trading and Risk Management (CTRM) technology platform known as “TradeOS,” owned and operated by Anira Consulting FZC (operating as “Tradewell”) and purpose-built for physical commodity trading houses. The TradeOS Platform integrates eleven (11) fully connected modules covering: (i) real-time dashboard with P&L and Value-at-Risk monitoring; (ii) trade capture for physical and paper trades; (iii) position management with mark-to-market valuation; (iv) risk management, including VaR models and stress testing; (v) counterparty management with KYC, credit limits, and real-time sanctions screening; (vi) logistics, including vessel tracking, demurrage, and bill of lading management; (vii) documentary trade, covering Letters of Credit and SWIFT messaging; (viii) hedging, with IFRS 9 hedge accounting and effectiveness testing; (ix) treasury, including cash flow, FX, and payment approvals; (x) accounting, with IFRS journals, trial balance, and ERP export; and (xi) regulatory compliance, covering EMIR, CFTC, and MiFID II reporting. The TradeOS Platform operates on a straight-through processing (STP) model whereby a single trade entry flows automatically through every downstream module in real time.

2. Related Intellectual Property. All Intellectual Property embodied in, used in, or necessary for the operation of the TradeOS Platform, including, without limitation: all source code, object code, executables, and build environments; all databases, data models, and schemas; all algorithms, VaR and risk models, and calculation methodologies; all application programming interfaces and integration tools; all technical documentation, user manuals, training materials, and development materials; and all copyrights, trade secrets, know-how, and other proprietary rights therein.

3. Tradewell and TradeOS Names and Marks. The “Tradewell” and “TradeOS” names, and all trademarks, service marks, trade names, logos, brand elements, and domain names incorporating or associated therewith, together with all goodwill appurtenant solely to such names and marks.

4. Excluded Assets. For the avoidance of doubt, the Purchased Assets do not include any Excluded Assets, including, without limitation, the share capital of Anira Consulting FZC; any cash, receivables, or revenues; any customer or supplier contracts, lists, or relationships; any trading positions, trade books, credit lines, or banking facilities; any employees or workforce; or any facilities or operations of Anira Consulting FZC.